CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement Nos. 333-105380, 333-95705, 333-01969, 333-17823, 333-17825, 333-70656, 333-87890,
333-115677, and 333-124967 on Form S-8 of our reports dated February 28, 2007, relating to the financial statements of Applebee's International, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Applebee's International, Inc. and subsidiaries for the fiscal year ended December 25, 2005.


DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 28, 2007